UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2015, Horizon Pharma plc (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report certain information regarding the Company’s original proposal to acquire Depomed, Inc. (“Depomed”). The Company is filing this amendment to the Initial Form 8-K to, among other things, provide additional information with respect to the original proposal.

Item 8.01. Other Events.

On July 7, 2015, the Company (i) issued a press release announcing its original proposal to acquire all of the outstanding shares of common stock of Depomed for a per share consideration of $29.25 in an all-stock transaction valued at approximately $3.0 billion (the “Proposal”) and (ii) held a conference call to discuss the Proposal. A copy of the press release and the transcript from the conference call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively. On July 21, 2015, the Company issued a press release announcing that it had increased the per share price of its Proposal from $29.25 per share to $33.00 per share, contingent on Depomed entering into good faith discussions regarding the proposed transaction.

The Company has proposed a merger transaction that it intends to structure as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), that would not be a taxable transaction under Section 367(a) of the Code. Under the proposed merger, Depomed shareholders would exchange their Depomed shares for ordinary shares of the Company and would not recognize gain or loss for U.S. income tax purposes upon the exchange, except with respect to cash received in lieu of fractional ordinary shares of the Company. The Company has made certain assumptions about Depomed and the proposed transaction that could be inaccurate, including that the parties will agree on a transaction with a structure that would qualify as a reorganization under Section 368(a) of the Code, that the parties will satisfy the requirements for a reorganization under Section 368(a) and/or that the Internal Revenue Service (“IRS”) will agree with the parties’ conclusions about the qualification of the transaction as a reorganization that would not be a taxable transaction under Section 367(a) of the Code. If the proposed merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code or if it does so qualify but it is taxable under Section 367(a) of the Code, the U.S. holders of Depomed shares who received the Company’s ordinary shares in the merger would generally recognize a capital gain or capital loss on the transaction.

The Company is incorporated in Ireland and maintains subsidiaries in multiple jurisdictions, including Ireland, the United States, Switzerland, Luxembourg, Germany and Bermuda. Prior to the Company’s acquisition of Vidara Therapeutics International Public Limited Company (“Vidara”) in September 2014, Vidara was able to achieve a favorable tax rate through the performance of certain functions and ownership of certain assets in tax-efficient jurisdictions, including Ireland and Bermuda, together with intra-group service and transfer pricing agreements, each on an arm’s length basis. The Company is continuing a substantially similar structure and arrangement. As reported on Depomed’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 26, 2015, the effective tax rate of Depomed for 2014 was approximately 38.2% compared to an effective tax rate for the Company of approximately negative 2.3%. If the proposed merger is consummated, subject to certain post acquisition reorganization tax costs, the Company expects that its effective tax rate on the income of the combined companies will be substantially lower than 38.2%. The Company anticipates that the effective tax rate on earnings generated from the sale of Depomed products would be reduced materially after the merger due to (i) an increase in foreign sales of its products vis-à-vis U.S. sales, (ii) the recognition of those sales under the umbrella of the Company’s international subsidiaries and (iii) the replacement of certain Depomed external debt with internal inter-company debt and the recapitalization of Depomed. However, tax authorities such as the IRS may actively audit or otherwise challenge these arrangements, and have done so in the pharmaceutical industry and there is no assurance that the combined company will be achieve a substantially lower effective tax rate than the effective tax rate of Depomed.

Interest of the Company’s Directors and Executive Officers in proposed Merger

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of June 30, 2015 by (i) each director of the Company; (ii) each executive officer of the Company; and (iii) all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares used to calculate the percentage ownership of each listed person includes the ordinary shares underlying options, warrants or other rights held by such persons that are exercisable as of August 29, 2015, which is 60 days after June 30, 2015.

Percentage of beneficial ownership is based on 158,348,162 ordinary shares outstanding as of June 30, 2015.

Directors and executive officers	Number and Percentage of Shares Beneficially Owned
	Ordinary Shares	Percentage

William F. Daniel(1)	12,307	*
Michael Grey(2)	57,932	*
Jeff Himawan, Ph.D.	—	*
Virinder Nohria, M.D., Ph.D. (3)	216,973	*
Ronald Pauli(4)	57,932	*
Gino Santini(5)	57,932	*
H. Thomas Watkins(6)	68,137	*
Timothy P. Walbert(7)	844,582	*
Robert F. Carey(8)	230,483	*
Paul W. Hoelscher(9)	37,451	*
David G. Kelly	125,888	*
John J. Kody	—	*
Barry J. Moze(10)	40,706	*
Jeffrey W. Sherman, M.D., FACP(11)	358,963	*
Miles W. McHugh(12)	3,352	*
John Thomas	—	*
Brian Beeler(13)	55,484	*
All executive officers and directors as a group (17 persons)	2,168,122	1.4%

*	Represents beneficial ownership of less than one percent.
(1)	Includes 12,307 ordinary shares that Mr. Daniel has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(2)	Includes 57,932 ordinary shares that Mr. Grey has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(3)	Includes (a) 214,836 ordinary shares and (b) 2,137 ordinary shares that Dr. Nohria has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.

(4)	Includes 57,932 ordinary shares that Mr. Pauli has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(5)	Includes 57,932 ordinary shares that Mr. Santini has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(6)	Includes (a) 6,000 ordinary shares and (b) 62,137 ordinary shares that Mr. Watkins has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(7)	Includes (a) 185,673 ordinary shares and (b) 658,909 ordinary shares that Mr. Walbert has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(8)	Includes (a) 23,245 ordinary shares held by Mr. Carey, (b) 57,655 ordinary shares held by the Robert F. Carey III Trust dated April, 24, 2001, of which Mr. Carey is a trustee, and (c) 149,583 shares that Mr. Carey has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(9)	Includes (a) 11,201 ordinary shares and (b) 26,250 ordinary shares that Mr. Hoelscher has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(10)	Includes (a) 12,049 ordinary shares and (b) 28,657 ordinary shares that Mr. Moze has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(11)	Includes (a) 112,882 ordinary shares and (b) 246,081 ordinary shares that Dr. Sherman has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.
(12)	Includes (a) 2,352 ordinary shares held by Mr. McHugh and (b) 1,000 ordinary shares held in an IRA for the benefit of Mr. McHugh’s wife.
(13)	Includes (a) 18,943 ordinary shares and (b) 36,541 ordinary shares that Mr. Beeler has the right to acquire from us within 60 days of June 30, 2015 pursuant to the exercise of stock options.

As proposed in the Proposal, the directors and executive officers of the Company will remain directors and officers of the combined company following completion of the Merger.

Forward-Looking Statements

This Current Report on Form 8-K/A contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s non-binding proposal to acquire Depomed, and the timing and benefits thereof, estimated future financial results and performance of the combined company and the combined company’s strategy, plans, objectives, expectations and intentions, anticipated product portfolio, and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma will ultimately not pursue a transaction with Depomed or Depomed will reject engaging in any transaction with Horizon Pharma; if a transaction is negotiated between Horizon Pharma and Depomed, risks related to Horizon Pharma’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon Pharma’s shares could decline, as well as other risks related to Horizon Pharma’s and Depomed’s respective businesses, including the ability to grow sales and revenues from existing products; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s and Depomed’s respective filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Third Party-Sourced Information

All information in this press release regarding Depomed, including its businesses, operations and financial results, was obtained from public sources. While Horizon Pharma has no knowledge that any such information is inaccurate or incomplete, Horizon Pharma has not verified any of that information.

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Horizon Pharma has made for business combination transaction with Depomed. Subject to future developments, if Horizon Pharma and Depomed agree on a negotiated transaction, Horizon Pharma and Depomed may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON PHARMA, DEPOMED AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and/or Depomed and their respective directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Horizon Pharma’s directors and executive officers in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, Horizon Pharma’s definitive proxy statement filed with the SEC on May 6, 2015 and in Horizon Pharma’s Current Report on Form 8-K/A filed with the SEC today. You can find information about Depomed’s directors and executive officers in Depomed’s definitive proxy statement filed with the SEC on April 16, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon Pharma as described above. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 7, 2015.

99.2	Transcript of Conference Call dated July 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release dated July 7, 2015.

99.2	Transcript of Conference Call dated July 7, 2015.